UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2021

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2021, Century Aluminum Company (the “Company”) completed its previously announced private offering of $75 million aggregate principal amount of 2.75% Convertible Senior Notes due 2028 (the “Notes”). In addition, pursuant to a purchase agreement, dated April 6, 2021 with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”) with respect to the Notes, the Company granted the Initial Purchasers an option to purchase up to an additional $11.25 million aggregate principal amount of Notes, which option was exercised in full on April 7, 2021. The net proceeds from the sale of the Notes issued on April 9, 2021 (after deducting the Initial Purchasers’ discount and estimated offering expenses) were approximately $82.9 million.

In connection with closing of the sale of the Notes, on April 9, 2021, the Company entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $86.25 million aggregate principal amount of Notes. The Notes were issued at a price of 100.00% of their aggregate principal amount, will pay interest semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021, at a rate of 2.75% per annum in cash, and will mature on May 1, 2028, unless earlier converted, repurchased or redeemed.

All or any portion of the Notes may be converted at the option of the holder at any time prior to the close of business on the business day immediately preceding February 1, 2028 only upon satisfaction of specified conditions and during certain periods. On or after February 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the option of the holder regardless of these conditions.

The initial conversion rate is 53.3547 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $18.74 per share of the Company’s common stock). The Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid special interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture) or an issuance of a notice of redemption by the Company, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

The Company may not redeem the Notes prior to May 6, 2025. On or after May 6, 2025, the Company may redeem for cash all or part of the Notes at the Company’s option if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, holders of Notes may require the Company to repurchase for cash all or any portion of their Notes in the event a “fundamental change” (as defined in the Indenture) at a purchase price of 100% of their principal amount of Notes plus any accrued and unpaid interest.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Upon the occurrence of specified events of default as set forth in the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of the Company’s subsidiaries, all outstanding Notes will automatically become due and payable without further action or notice on the part of the Trustee or any holder of the Notes.

The foregoing description is qualified in its entirety by reference to the text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, on April 6, 2021 and April 7, 2021, the Company entered into privately negotiated capped call transactions (the “Capped Calls”) with the Initial Purchasers or their respective affiliates. The Capped Calls each have an initial strike price of approximately $18.74 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Calls have initial cap prices of $22.95 per share. The Capped Calls cover, subject to anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes.

The Capped Calls are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Notes, as the case may be, in the event the market price per share of the Company’s common stock, as measured under the Capped Calls, is greater than the strike price of the Capped Call, with such offset subject to a cap. If, however, the market price per share of the Company’s common stock, as measured under the Capped Calls, exceeds the cap price of the Capped Calls, there would be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that the then-market price per share of the Company’s common stock exceeds the cap price. The Company used a portion of the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The final component of the Capped Calls is scheduled to expire on April 27, 2028.

The description of the Capped Calls contained herein is qualified in its entirety by reference to the Form of Capped Call Confirmation attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 9, 2021, between Century Aluminum Company and Wilmington Trust, National Association
4.2	Form of 2.75% Convertible Senior Note due 2028 (included in Exhibit 4.1)
10.1	Form of Capped Call Confirmation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 12, 2021	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, Chief Operating Officer, General Counsel and Secretary